Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

212-373-3000

212-757-3990

September 25, 2015

Caesars Acquisition Company

One Caesars Palace Drive

Las Vegas, Nevada 89109

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Caesars Acquisition Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of up to 1,088,850 shares (the “Secondary Shares”) of Class A common stock, par value $0.001 per share, of the Company (“Common Stock”) that may be offered by certain stockholders of the Company.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement; and

2. the Caesars Acquisition Company Equity-Based Compensation Plan, as amended to date, of Caesars Entertainment Corporation and Caesars Entertainment Operating Company, Inc. (the “Stock Plan”) and Equity Compensation Grant Agreements relating to the awards of Common Stock granted under the Stock Plan (“Award Agreements”).

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Secondary Shares, certified by the Company, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Secondary Shares either are duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and non-assessable or, when issued and delivered in accordance with the Stock Plan and the Grant Agreements, the Secondary Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP